Exhibit 99

NewsRelease

Corporate Communications

MEDIA	INVESTORS
Janis Smith	Bob Strickland
415-396-7711	415-396-0523

LLOYD H. DEAN OF CATHOLIC HEALTHCARE WEST ELECTED

TO WELLS FARGO & COMPANY BOARD

SAN FRANCISCO, June 28, 2005 — Wells Fargo & Company (NYSE: WFC) said today that Lloyd H. Dean, president/CEO of Catholic Healthcare West (CHW) in San Francisco, has been elected to the Company’s Board of Directors.

“We’re extremely pleased that Lloyd has joined our Board and look forward to benefiting from his over 25 years of leadership in management, community involvement and health care expertise,” said Wells Fargo Chairman and CEO Dick Kovacevich. “His proven commitment to CHW’s core values, customer advocacy, and innovative thinking will be a valuable asset as we advance our efforts to satisfy all our customers’ financial needs.”

In 2000, Dean joined CHW – a not-for-profit health care system with over 40 hospitals and medical centers in California, Arizona and Nevada – as president/CEO. Founded in 1986, CHW is the eighth largest hospital system in the nation and the largest not-for-profit hospital provider in California. CHW provides health care services to a population

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spanning 22 million people with its network of approximately 7,500 physicians and 44,000 employees. Under Dean’s management, the organization has seen consistently rising inpatient satisfaction and employee confidence, as well as financial improvements that are resulting in greater access and technology for the patients served by CHW.

Before joining CHW, Dean was executive vice president and chief operating officer of Advocate Health Care, a faith-based integrated health care delivery system in Oak Brook, Illinois. Dean was also with The Upjohn Company where he held several management positions, including executive vice president of sales for the Upjohn Health Care Services Division. He received his bachelor’s degree in communications and his master’s degree in education from Western Michigan University and he is a graduate of Pennsylvania State University’s executive management program.

Dean serves on the Boards of numerous organizations, including the California Healthcare Association, Mercy Housing California, the Catholic Health Association of the USA (Board and Executive Committee), and Premier. He is also a member of McKesson’s Advisory Board, the Health Research and Development Institute, Governor Schwarzenegger’s California Commission for Jobs and Economic Growth, and San Francisco Committee on JOBS.

Dean joins on the Wells Fargo & Company Board:

J.A. Blanchard III, chairman of the board of ADC Telecommunications Inc., Eden Prairie, Minnesota;

Susan E. Engel, chairwoman and CEO of Department 56, Inc., Eden Prairie, Minnesota;

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Enrique Hernandez, Jr., chairman, president and CEO of Inter-Con Security Systems, Inc., Pasadena, California;

Robert L. Joss, Philip H. Knight professor and dean of the Graduate School of Business at Stanford University, Palo Alto, California;

Reatha Clark King, retired president, chairwoman of the Board of Trustees of the General Mills Foundation, Minneapolis;

Richard M. Kovacevich, chairman, president and CEO of Wells Fargo;

Richard D. McCormick, chairman emeritus of US WEST, Inc., Denver;

Cynthia H. Milligan, dean of the College of Business Administration at the University of Nebraska-Lincoln;

Philip J. Quigley, retired chairman, president and CEO of Pacific Telesis Group, San Francisco;

Donald B. Rice, chairman, president and CEO of Agensys, Inc., Santa Monica, California;

Judith M. Runstad, of counsel to Foster Pepper & Shefelman PLLC, Seattle;

Stephen W. Sanger, chairman and CEO of General Mills, Inc., Minneapolis;

Susan G. Swenson, Chief Operating Officer of T-Mobile USA, Inc., Bellevue, Washington;

Michael W. Wright, retired chairman and CEO of SUPERVALU INC., Minneapolis.

Wells Fargo & Company is a diversified financial services company with $436 billion in assets, providing banking, insurance, investments, mortgage and consumer finance to more than 23 million customers from more than 6,000 stores and the internet (wellsfargo.com) across North America and elsewhere internationally. Wells Fargo Bank, N.A. is the only bank in the United States to receive the highest possible credit rating, “Aaa,” from Moody’s Investors Service.

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